UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on August 17, 2026, TruGolf Holdings, Inc., a Nevada corporation (the “Company”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with 18141991 Canada Inc., a corporation incorporated under the federal laws of Canada and a wholly owned subsidiary of the Company (“SubCo”), and Polymath Research Inc., a corporation incorporated under the federal laws of Canada (“Polymath”).

Pursuant to the Acquisition Agreement, Polymath and SubCo will amalgamate under the Canada Business Corporations Act and continue as one corporation (“Amalco”). Upon completion of the amalgamation, each of Polymath and SubCo will cease to exist as a separate entity, the assets and liabilities of each will continue as assets and liabilities of Amalco, and Amalco will become a wholly owned subsidiary of the Company.

At the effective time of the amalgamation, Polymath shareholders will receive, on a pro rata basis, shares of the Company’s Class A common stock and shares of newly designated Series C convertible preferred stock (the “Series C preferred stock”). The Class A common stock consideration will equal 19.9% of the Company’s issued and outstanding Class A common stock immediately before the effective time, and the Series C preferred stock consideration will be determined under a formula based on a $140,000,000 reference amount minus the value of the Class A common stock being issued to the Polymath shareholders (such remaining amount, the “Series C Preferred Value”).

On September 8, 2026, the parties entered into an amendment to the Acquisition Agreement (the “Amendment”, pursuant to which the number of shares of Series C preferred stock to be issued was fixed at the Series C Preferred Value divided by $1,000. Each share of Series C preferred stock has a stated value of $1,000 per share. The Amendment provides that the Series C preferred stock is convertible into shares of the Company’s Class A common stock at a conversion ratio equal to the stated value divided by the conversion price of $3.94 per share, subject to adjustment as set forth in the certificate of designation for the Series C preferred stock. Effective as of 5:00 p.m. Eastern time on the second business day after the Company has obtained stockholder approval for the conversion of the Series C preferred stock for purposes of Nasdaq Rules 5635(a) and 5635(b) and, if required, has obtained Nasdaq approval of a new listing application filed after completion of the acquisition contemplated by the Acquisition Agreement, each outstanding share of Series C preferred stock will automatically convert into a number of shares of Class A common stock equal to the conversion ratio. Following stockholder approval, and subject to the beneficial ownership and other limitations set forth in the certificate of designation, holders may also elect to convert shares of Series C preferred stock into Class A common stock at the conversion ratio by delivering a notice of conversion to the Company.

Until Nasdaq approval has been obtained, if required, the Company may not effect, and a holder may not convert, any portion of the Series C preferred stock to the extent that, after giving effect to the conversion, the aggregate ownership of all holders would exceed 19.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion. Any shares issued in excess of this limitation will be deemed null and void and cancelled ab initio, and the applicable holder will not have the power to vote or transfer those excess shares. The beneficial ownership limitation may not be waived and applies to successor holders of the Series C preferred stock. No shares of Series C preferred stock may convert into Class A common stock before the required stockholder approval and Nasdaq approval have been obtained, if required.

Holders of Series C preferred stock are entitled to receive dividends on an as-converted basis, without regard to the beneficial ownership limitation, equal to and in the same form and manner as dividends actually paid on shares of Company Class A common stock. Except as provided in the certificate of designation, no other dividends are payable on the Series C preferred stock, and the Company may not pay dividends on Class A common stock, other than dividends payable in Class A common stock, unless it simultaneously pays the corresponding dividend on the Series C preferred stock.

The Series C preferred stock has no voting rights, except as otherwise provided in the certificate of designation or required by the Nevada Revised Statutes. So long as any shares of Series C preferred stock are outstanding, the Company may not take certain actions without the affirmative vote or written consent of holders of a majority of the outstanding shares of Series C preferred stock, including adversely changing the rights of the Series C preferred stock, issuing additional Series C preferred stock or changing the authorized number of shares of Series C preferred stock other than by conversion, consummating certain fundamental transactions or other business combinations, issuing Class A common stock or securities that convert into Class A common stock other than as contemplated by the Acquisition Agreement, or entering into any agreement with respect to the foregoing.

With respect to distributions of assets upon liquidation, dissolution or winding up, the Series C preferred stock ranks senior to any class or series of capital stock created after the designation of the Series C preferred stock that expressly ranks junior to the Series C preferred stock, on parity with the Class A and Class B common stock and any class or series of capital stock created after such designation that expressly ranks on parity with the Series C preferred stock, and junior to the Company’s Series A preferred stock and any class or series of capital stock created after such designation that expressly ranks senior to the Series C preferred stock. Upon a liquidation, dissolution or winding up of the Company, and subject to the prior and superior rights of any senior securities, each holder of Series C preferred stock is entitled to receive, before any distribution to holders of junior securities, the amount that would be paid on the shares of Class A common stock underlying the Series C preferred stock on an as-converted basis, without regard to the beneficial ownership limitation, plus any declared but unpaid dividends.

The conversion price of the Series C preferred stock is subject to adjustment for stock dividends, stock splits, combinations and similar events affecting the Class A common stock. In the event of certain fundamental transactions, holders of Series C preferred stock will be entitled, upon subsequent conversion, to receive the securities, cash or other property that the holders would have received had the Series C preferred stock been converted immediately before the fundamental transaction, without regard to the beneficial ownership limitation.

So long as any shares of Series C preferred stock remain outstanding, the Company and its subsidiaries are subject to certain negative covenants absent the affirmative vote of holders of a majority of the outstanding shares of Series C preferred stock, including restrictions on incurring or guaranteeing indebtedness, permitting liens, repaying indebtedness, redeeming or repurchasing capital stock or paying cash dividends or distributions, disposing of assets outside the ordinary course or as otherwise contemplated by the Acquisition Agreement, engaging in materially different lines of business, and entering into certain affiliate transactions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
2.1	Amendment Agreement dated September 8, 2026 to Acquisition Agreement, dated as of August 17, 2026, by and among TruGolf Holdings, Inc., 18141991 Canada Inc. and Polymath Research Inc.
2.2*	Acquisition Agreement, dated as of August 17, 2026, by and among TruGolf Holdings, Inc., 18141991 Canada Inc. and Polymath Research Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 18, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(4) and (a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2026	TRUGOLF HOLDINGS, INC.

	By:	/s/ Steven Passey
	Name:	Steven Passey
	Title:	Chief Financial Officer